Exhibit (4)


                        WISCONSIN POWER AND LIGHT COMPANY


                              OFFICERS' CERTIFICATE


                            Dated as of March 1, 2000


                             ----------------------


               Setting Forth Terms of a Series of Debt Securities


                       7 5/8% Debentures Due March 1, 2010


                             ----------------------


                            Pursuant to the Indenture
                            Dated as of June 20, 1997

                              OFFICERS' CERTIFICATE

          The undersigned, the Vice President-Treasurer and Corporate Secretary and the Assistant Treasurer of Wisconsin Power and Light Company, a Wisconsin corporation (the "Company"), hereby certify as provided below pursuant to
Section 2.01 of the Indenture, dated as of June 20, 1997 (the "Indenture"), between the Company and Firstar Trust Company (subsequently succeeded by Firstar Bank, N.A.) (the "Trustee"). This Officers' Certificate is delivered, pursuant to authority granted to the undersigned by resolutions adopted on July 30, 1999 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

          1. The Board of Directors of the Company has authorized the creation by the Company of the series of Securities described below pursuant to this Officers' Certificate and in accordance with the Indenture.

          2. The title of the Securities shall be "7 5/8% Debentures due March 1, 2010" (herein called the "Debentures").

          3. The aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture is limited to U.S. $100,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures as provided in Sections 2.07, 2.08, 2.13 or 9.06 of the Indenture and except for Debentures which, pursuant to Section 2.02 of the Indenture, are deemed never to have been authenticated and delivered thereunder.

          4. The principal of the Debentures shall be payable in U.S. dollars on March 1, 2010.

          5. The Debentures shall bear interest at the rate of 7 5/8% per annum; such interest shall accrue from March 6, 2000 (or from the most recent interest payment date to which interest on the Debentures has been paid or provided for); the interest payment dates on which such interest shall be payable shall be March 1 and September 1 in each year, commencing September 1, 2000; the record dates for the determination of Holders to whom interest is payable shall be the February 15 or August 15 next preceding each interest payment date. Interest on the Debentures shall be payable in U.S. dollars.

          6. Pursuant to the Indenture, the Trustee has been appointed as the Registrar for the Debentures. The Trustee is hereby further appointed as the initial Paying Agent and Transfer Agent of the Debentures. The principal of and interest on the Debentures shall be payable at the office of the Paying Agent, which shall initially be located in Milwaukee, Wisconsin.

          7. The Debentures shall not be redeemable prior to maturity, shall not be subject to any sinking fund and shall not be repurchasable at the option of a Holder. The



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Debentures shall be issuable as Registered  Securities and shall not be exchangeable for Bearer Securities.

          8. Section 4.07 of the Indenture shall apply to the Debentures.

          9. Defeasance and covenant defeasance under Article 8 of the Indenture shall be applicable to the Debentures.

          10. The Debentures shall initially be issued in whole in the form of one or more global Securities. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended ("DTC"), shall initially serve as the depositary for such global Security or Securities. For so long as DTC shall be the depositary, all Debentures shall be registered in its name or in the name of a nominee thereof. While the Debentures are evidenced by one or more global Securities, the depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or the obligation to the depositary's participants or the beneficial owners for whom they act with respect to their receipt from the depositary of payments on the Debentures or notices given under the Indenture. The global Security or Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the depositary.

          11. Except as hereinafter described, Debentures in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of global Securities, or if DTC is at any time unwilling or unable to continue as depositary, and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debentures in certificated form to owners of "book entry" ownership interests in exchange for the Debentures held by DTC or its nominee, as the case may be. In such instance, an owner of a "book-entry" ownership interest will be entitled to physical delivery of certificates equal in principal amount to such "book-entry" ownership interest and to have such certificates registered in its name. Individual certificates so issued will be issued in denominations of $1,000 or any multiple thereof.

          12. Additional terms regarding the Debentures are as set forth in the form of Debenture set forth below.



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


          13. The form of the Debentures shall be substantially as follows:

                  [Form of 7 5/8% Debenture due March 1, 2010]

No. R-__________                                                   $____________

                        WISCONSIN POWER AND LIGHT COMPANY
                       7 5/8% Debenture due March 1, 2010

                                CUSIP 976826 BC 0


WISCONSIN POWER AND LIGHT COMPANY
promises to pay to
                  --------------------------------------------------------------

or registered assigns
the principal sum of                                    Dollars on March 1, 2010
                     ----------------------------------

Interest Payment Dates:    March 1 and September 1
          Record Dates:    February 15 and August 15


                                        Dated:

FIRSTAR BANK, N.A.                      WISCONSIN POWER AND LIGHT COMPANY
(As successor to Firstar Trust
  Company)
Transfer Agent and Paying Agent
                                        By:
                                           -------------------------------------
                                           [Title of Authorized Officer]
Authenticated:
FIRSTAR BANK, N.A.                                              (CORPORATE SEAL)
(As successor to Firstar Trust
  Company)
Registrar                                  -------------------------------------
                                           [Assistant Secretary]

By:
   -------------------------------
   Authorized Signatory

                        WISCONSIN POWER AND LIGHT COMPANY
                       7 5/8% Debenture due March 1, 2010

          Interest. Wisconsin Power and Light Company (the "Company"), a Wisconsin corporation, promises to pay interest on the principal amount of this Security (as defined herein) at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year commencing September 1, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 6, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Method of Payment. The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

          Securities Agents. Initially, Firstar Bank, N.A. (as successor to Firstar Trust Company) will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

          Indenture. The Company issued the securities of this series (individually a "Security" and collectively the "Securities") under an Indenture, dated as of June 20, 1997 (the "Indenture"), between the Company and Firstar Trust Company (subsequently succeeded by Firstar Bank, N.A.) (the "Trustee"). The terms of the Securities include those stated in the Indenture and in the Officers' Certificate establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the above-referenced Officers' Certificate and such Act for a statement of such terms.

          Maturity; No Redemption Prior to Maturity. The principal on the Securities shall be payable on March 1, 2010. The Securities are not redeemable prior to maturity.

          Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.

          Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.

          Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of not less than a majority in aggregate principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

          Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

          Restrictive Covenants. The Securities are unsecured general obligations of the Company limited to $100,000,000 principal amount. The Indenture does not limit other unsecured debt. Section 4.07 of the Indenture, which limits certain mortgages and other liens, will apply with respect to the Securities. The limitations are subject to a number of important qualifications and exceptions.

          Successors. When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

          Defeasance Prior to Maturity. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

          Defaults and Remedies. An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

          No  Recourse  Against  Others.  A  director,   officer,   employee  or
shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          Authentication. This Security shall not be valid until authenticated by a manual signature of the Registrar.

          Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Officers' Certificate, which contains the text of this Security. Requests may be made to: Corporate Secretary, Wisconsin Power and Light Company, 222 West Washington Avenue, Madison, Wisconsin 53703.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            [Form of Assignment Form]

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to
                                                       -------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)



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


(Insert assignee's soc. sec. or tax I.D. no.)

and irrevocably appoint                                       agent to  transfer
                       ---------------------------------------
this Security on the books of the Company. The agent may substitute another to act for him.

Date:                  ,            Your signature:
     ------------------  -------                   -----------------------------

                                                   -----------------------------


        (Sign exactly as your name appears on the face of this Security)


Signature Guaranteed:




--------------------------------


                                      * * *

          IN WITNESS WHEREOF, we have set our hands and the corporate seal of the Company as of the day and year first above written.


                                        WISCONSIN POWER AND LIGHT COMPANY



                                        By: /s/  Edward M. Gleason
                                           -------------------------------------
                                            Edward M. Gleason
                                            Vice President-Treasurer and
                                             Corporate Secretary



[CORPORATE SEAL]                        By: /s/  Enrique Bacalao
                                           -------------------------------------
                                            Enrique Bacalao
                                            Assistant Treasurer



                                      -8-

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